SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               FORM S-8/A

                      Post-Effective Amendment No. 1

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       OAK RIDGE MICRO-ENERGY, INC.
                       ----------------------------
          (Exact Name of Registrant as Specified in its Charter)

            Colorado                333-132697       84-1077242
            --------                ----------       ----------
  (State or Other Jurisdiction     SEC File No.  (IRS Employer ID No.)
  of incorporation or organization)

                             275 Midway Lane
                         Oak Ridge, Tennessee 37830
                      ------------------------------
               (Address of Principal Executive Offices)

                           (801) 556-5228
                           --------------
           (Issuer's Telephone Number, including Area Code)

     Amended & Restated Employment Agreement and Engagement Letters
     --------------------------------------------------------------
                      (Full Title of the Plans)

                           Mark Meriwether
                       3046 East Brighton Place
                      Salt Lake City, Utah 84121
                    ------------------------------
                (Name and Address of Agent for Service)

                            (801) 556-5228
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee *
-----------------------------------------------------------------------------
$0.001 par        5,300,000        $0.23       $1,219,000          $154.45
value common
voting stock
-----------------------------------------------------------------------------

     * Calculated according to Rule 457(h) and (c) of the Securities and Exchange Commission, based upon the average of the bid and asked prices of our common stock on the OTC Bulletin Board on March 24, 2006.

                                 PART I

      Information Required in Section 10(a)Prospectus
      ------------------------------------------------

Item 1.  Plan Information.
--------------------------

         Copies of the Amended & Restated Employment Agreement and two Engagement Letters (the "Plans") are attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

         Copies of the Plans, our Form 10-KSB Annual Report for the year ended December 31, 2004, all amendments to such 10-KSB Annual Report, all of our 10-QSB Quarterly Reports and any of our Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past 12 months will be provided to the Plans' participants.

         We also undertake to furnish, without charge, to such participants or persons purchasing any of our securities registered hereby, copies of all of such documentation. Requests should be directed to Mark Meriwether, our President, at the address and telephone appearing on the Cover Page of this Registration Statement.

         Additional information regarding us may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives.

                        REOFFER PROSPECTUS

         The date of this Reoffer Prospectus is March 30, 2006

                     Oak Ridge Micro-Energy, Inc.
                          275 Midway Lane
                      Oakridge, Tennessee 37830

                  5,300,000 Shares of Common Stock

This Reoffer Prospectus relates to 5,300,000 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale or in private transactions, all coupled with the delivery of this Reoffer Prospectus. We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us. The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. Our common stock is traded on the OTC Bulletin Board under the symbol "OKME," though there is no "established trading market" in these securities. On March 29, 2006, the last reported sale price of our common stock on such market was $0.30 per share.

THE SHARES OF COMMON STOCK OFFERED PURSUANT TO THIS REGISTRATION STATEMENT AND REOFFER PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BELOW. THESE ARE HIGHLY SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Page 1

                         TABLE OF CONTENTS
                                                             Page

Reoffer Prospectus............................................... 1
Available Information............................................ 2
Incorporation of Documents by Reference.......................... 2
Business of Our Company.......................................... 3
Risk Factors..................................................... 8
Use of Proceeds.................................................. 12
Selling Stockholders............................................. 12
Plan of Distribution............................................. 13
Experts.......................................................... 14
Legal Matters.................................................... 8

                           REOFFER PROSPECTUS

                          Available Information

You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus. Oak Ridge Micro-Energy, Inc. ("Oak Ridge" or the "Company," or "we," "our," "us," or words of similar import) files annual, quarterly and current reports, proxy or information statements and other information with the Securities and Exchange Commission (the "SEC") as is required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-202-551-8090 for further information on the Public Reference Rooms. Our filings are also available on the Internet on the SEC's website at www.sec.gov, and from commercial document retrieval services, such as CSC, whose telephone number is 1-800-222-2122.

                Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.

The following documents filed by us with the SEC are incorporated herein by reference:

1. The description of our common stock contained in our initially filed Registration Statement on this Form, filed with the SEC on March 27, 2006, and restated below in Item 3(c);

2. Our Annual Report, as amended on Form 10-KSB, for the year ended December 31, 2006, filed on March 30, 2006; and

3. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Reoffer Prospectus or in any subsequently filed document that is also incorporated by reference in this Reoffer Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF EXECUTIVE OFFICER, OAK RIDGE MICRO-ENERGY, INC., 3046 EAST BRIGHTON PLACE, SALT LAKE CITY, UTAH 84121. OUR TELEPHONE NUMBER AT THAT ADDRESS IS (801)556-5228.

                              Page 2

                       Business of Our Company

Business.
---------

Background Summary.
-------------------

We produce thin-film, solid-state batteries for industrial, government, and medical applications. Our thin-film battery is rechargeable, lithium-based, and the active battery layers are significantly thinner than common plastic wrap. Our batteries are intended for applications such as wireless smart sensors that operate in harsh environments, security cards, radio frequency identification (RFID) tags, semiconductor non-volatile memory chips, and implantable medical devices. The small size of this new battery technology will improve existing products and enable the development of many new products. Our fully packaged cells on ceramic substrates typically supplied to customers are 0.024" (0.62 mm) thick.

Thin-film rechargeable lithium and lithium-ion batteries in which the component layers are less than 5 micrometers (0.0002 inches) thick were developed by Dr. John B. Bates and his team of scientists and engineers from more than a decade of research at the Oak Ridge National Laboratory (ORNL). Dr. John B. Bates retired from ORNL and is now our Chief Technology Officer and a member of our Board of Directors. The U. S. Department of Energy has released the technology for commercialization through their licensing agent, UT Battelle LLC. We are one of a number of non-exclusive licensees of this technology. The batteries must be substantially manufactured in the United States, under our licensing agreement (the "Licensing Agreement"), unless a waiver is obtained. There may be exportation limitations into certain countries; there are no environmental compliance issues that we know of; and raw materials and manufacturing equipment are readily available from several vendors in the United States.

Unlike conventional batteries, thin-film batteries can be deposited directly onto chips or chip packages in any shape or size, and when fabricated on plastics or thin metal foils, the batteries are quite flexible. Some of the unique properties of thin-film batteries that distinguish them from conventional batteries include:

*all solid state construction;

*can be deep cycled thousands of times;

*can be operated at high and low temperatures (tests have been conducted between -20 degrees C and 160 degrees C);

*can be made in any shape or size;

*cost does not increase with reduction in size (constant $/cm2); and

*completely safe under all operating conditions.

Thin-film lithium-ion batteries have the additional advantage of being unaffected by heating to over 280 degrees centigrade. Many integrated circuits or IC's are assembled by the solder reflow or surface mount process, in which all of the electronic components are soldered on the board at the same time by heating to temperatures as high as 280 degrees C for a few minutes. Conventional batteries, such as coin or button cells, contain organic liquid electrolytes that cannot survive such temperatures, and therefore must be added to the circuits as a separate component, often manually.

We are presently manufacturing in limited quantities lithium-ion batteries (model ORLI.0.5CL) on one small production line, and we are developing new batteries using our laboratory-scale hardware. Batteries have been delivered to a variety of potential customers who desire samples to evaluate for integration into their products. In order to preserve capital, we are seeking a relationship with a third party manufacturing partner who will be able to scale up our manufacturing process and produce large numbers of batteries for high-volume markets.

We currently have four full-time employees and two part-time employees.

Business Development Activities.
--------------------------------

Developments During the Year Ended December 31, 2005.
-----------------------------------------------------

In February, we completed installation of our two, small-scale thin-film production sputtering tools and began testing and calibration runs on all of the five layers of the battery. We developed a complete manufacturing

                              Page 3
process for thin-film batteries including a new hermetic package. The first production run of three hundred twenty four (324) ORLI.0.5.CL batteries was made in October with a higher than expected yield. Specifications and detailed performance data have been posted on our web site. Up to December 31, 2005, about 1000 batteries have been manufactured, and samples have been provided to potential customers in the U.S. and abroad. During the year, we filed a patent application on our packaging process with the United States Patent Office.

Developments During the Year Ended December 31, 2004.
-----------------------------------------------------

During 2004, we began the year with a successful equity raise. A net total of $2.9 million, after commissions, was raised during offerings conducted simultaneously in the United States and Europe. Our equity raise was accomplished by the sale of units consisting of one share of common stock and one warrant to purchase an additional share of common stock.

We completed Phase I of our business and strategic plan and entered Phase II. Phase II is geared towards expansion, mass prototyping and entry into highly specialized markets. Specialized markets for our thin-film battery include wireless semiconductor processing diagnostic wafers and miniature implantable medical devices. However, such markets are only the beginning, and we are confident we will be able to announce new contracts and new battery designs in the future. As demand for our product grows, we will advance to Phase III of our long range plan, to find manufacturing partners and begin mass production of our thin-film batteries.

During 2004, we introduced Mr. Yuri Trachuk to our Company as Vice President of Manufacturing. Mr. Trachuk has brought a wealth of experience to our Company, having held senior engineering positions at several companies, including Applied Materials, Komag and Advanced Energy. He has international business experience in Russia, Israel and Malaysia. Mr. Trachuk holds a Masters of Science degree in vacuum electronics from the Politechnical Institute Lvov in the former Soviet Union.

During 2004, our Company was awarded a patent, "Thin Film Battery and Electrolyte Therefor," US 6,818,356 B1, with 22 claims. The claims relate to a range of compositions for a new thin-film lithium electrolyte, a method of making the electrolyte and a thin-film battery utilizing the new electrolyte. Our Company will continue to improve on the thin-film battery. With a full-fledged research facility in Oak Ridge, we expect to be an innovative leader in the micro-energy market.

Markets for Thin-Film Batteries.
--------------------------------

Thin-film lithium and lithium-ion batteries are ideally suited for a variety of applications where a small power source is needed. They can be manufactured in a variety of shapes and sizes, as required by the customer. By using the available space within a device, the battery can provide the required power while occupying otherwise wasted space and adding negligible mass.

The range of possible applications of these batteries derives from their important advantages as compared to conventional battery technologies. They can be made in virtually any shape and size to meet the requirements of each application. The batteries are rechargeable, which means their size needs to


                              Page 4
be no larger than required to satisfy the energy requirements on a single cycle, thus reducing cost and weight, which in itself may give birth to new applications.

We believe that numerous new applications will become apparent continually. At this point, anticipated uses include:

*diagnostic wafers for the semiconductor industry;

*wireless imbeded sensors;

*active radio frequency identification tags;

*non-volatile memory backup; and

*implantable medical devices

Detailed Market Applications.
-----------------------------

As a consequence of their ultra thin profile, low thermal mass, and their ability to operate in harsh environments, thin-film batteries are uniquely suited as power sources for wireless semiconductor processing diagnostic wafers. The sale of diagnostic wafers is estimated at $100 million per year, and thin-film batteries will provide the power source for a significant portion of this market.

Thin-film lithium batteries will eventually power wireless sensors smaller than the size of a dime that can detect biological or chemical contaminants, movement and pressure, and transmit this information to a local receiver.

Two decades ago, bar code technology revolutionized the way goods and merchandise were identified, priced and inventoried. However, bar code technology is limited in its application by the need for an unobstructed line-of-sight or physical contact between the bar code and the reader. Radio frequency identification eliminates this limitation. Active tags would contain circuitry that enables them to radio their location to a central receiver which would sort out the information as needed. Some tags require a very thin battery to power the devices contained within it.

Non-volatile static random access memory is used in numerous products such as computers, time keeping chips and flash memory. When the active power of a device with static random access memory is turned off, it is necessary to have a backup source of energy in order to retain memory in the chips. Because of the very low leakage currents of the complimentary metal-oxide semiconductor transistors that make up the memory, only small batteries are necessary to retain the memory during periods when the device is removed from active power, such as might occur in a power outage. Presently, non-rechargeable coin cells are used to backup non-volatile static access memory, but because they are not rechargeable and are produced in standard minimum sizes, the battery often dominates the size of the static random access memory package. Since thin-film batteries have a very long cycle life, a thin-film battery many times smaller than a coin cell can be used as a backup power source. Also, only solid-state thin-film lithium-ion batteries can withstand the high temperatures required for solder reflow assembly, allowing them to be integrated into circuits along with the other components. Conventional coin cells must be added by hand. Thin-film batteries can also be deposited directly onto memory chips or chip packages, reducing the volume they occupy even further.

Because of their all solid state construction, small size, and long cycle life, thin film batteries are ideally suited for implantable medical devices such as neural stimulators, smart pacemakers and wireless diagnostic systems.

Financial Outlook.
------------------

We have made projections of revenues based on the achievement of certain critical cost/performance goals. In addition, these goals must meet with a willing marketplace learning to use a new technology. Our Company is actively engaged in the commercialization and continued optimization of thin-film battery technology. Accordingly, our goal is to generate returns to our investors through commercial prototyping for a variety of thin-film battery applications, intellectual property creation and the ongoing advancement of battery materials. We are developing partnerships based upon commercial applications of thin-film batteries and the development of advanced battery materials.

We continue to develop projections of the market potential of our technology. In the event that we are successful in our efforts to commercialize thin-film batteries and advanced battery materials, a significant revenue stream is possible. The market for the overall lithium based rechargeable batteries is several billion dollars annually. While the share of that market which can be considered a "micro-battery" is currently small, several factors are stimulating the development of a business opportunity. The market for portable electronics devices, specifically card-like and miniature products, is expected to grow dramatically based on applications in supply chain management, national defense, homeland security and medicine.

Projections of our ongoing viability are based on the near term attraction of additional investment, technical success of our contract research effort, and development and commercial launch of our first application of the thin-film battery in 2005. A significant amount of resources, including people, equipment and working capital must come on line in concert with the achievement of critical manufacturing milestones for our projections to be realized.

While our Company is pursuing additional investment, we are also actively engaged in the pursuit of new federal support for our advanced materials development efforts. We were awarded a Small Business Innovative Research grant by the Department of Defense in January of 2003. Additional programs of this nature will be proposed now and for several years to agencies such as the National Science Foundation, the National Institutes of Health and other federal agencies as we gain capacity.

We also intend to create revenue through the sale of prototypes. We have begun manufacturing thin-film batteries and have supplied samples to U.S. and foreign organizations.

Success in our Company's prototyping activities will lead to revenues as new products are distributed across global markets. With the success of our current capitalization program, we expect to accomplish enough prototyping programs in the near future in order to identify and launch at least one commercial application in 2006. Certain critical cost/performance milestones must be met with suitable partners, applications and additional investment, for a successful commercial launch to occur.

The heightened need for security coupled with the critically important national defense requirements ensures that many of the applications enabled by the thin-film battery will be funded through prototyping. Federal agencies, combined with their defense contractors, will be responsible to initiate an unprecedented security upswing with a worldwide clientele. The Homeland Security Initiative is forecasted to spend more than $300 billion in the next few years, but has yet to devise a development plan. A new breed of micro-electronic systems will spring from this funds pool, fueling growth in the sensor, card, wireless and chip markets.

The commercialization of all of these developments in thin-film batteries by us will require the development of mass manufacturing technology and a manufacturing partner that has substantial funds that can be committed to these products; no assurance can be given that we will be successful in either prospect.

Research and Development expenditures for 2005 and 2006 were $298,604 and $323,627, respectively.

The Competition.
----------------

Presently, there are five other U.S. companies that have licenses for manufacturing thin-film batteries using the Department of Energy's technology:

Infinite Power Solutions, Inc. (Littleton, CO); Front Edge Technology, Inc. (Baldwin Park, CA); Cymbet Corporation (Minneapolis, MN); Teledyne Electronic Technologies (Newport Beach, CA); and Excellatron (Atlanta, GA). The worldwide market for thin-film batteries may become quite large, and we view these other licensees as allies in promoting the value of thin-film batteries in the early years, whereas all licensees may become more competitive in later years. The other licensees began their businesses in 1998 or later. Some are better capitalized than we are; and some have greater manufacturing capacity at this point. Some are focused solely on developing batteries, while others are diversified.

Facilities.
-----------

We have a five year lease on a 5,000 square foot laboratory facility in the city of Oak Ridge, Tennessee. The rental cost is $2,200 per month. This facility is adequate for us to develop prototypes in small quantities for research and for supplying potential customers for their evaluation. If we contract with a third party manufacturer for large quantities of the thin-film battery, then this laboratory facility may remain adequate for years. In the future, we may elect to use our current facility as a research center and move all production to a new facility.

Dr. Bates' prior association with the Oak Ridge National Laboratory allows us, through the ORNL Laboratory's user program for corporations (also available to other licensees of the thin-film battery technology), to gain access to specialized equipment. This eliminates the need for us to purchase expensive equipment that is infrequently used but is critically important to our intended business. In addition to the personnel at ORNL, the city of Oak Ridge has a large talent pool of former and/or retired employees with special skills in chemistry, physics and materials characterization. These specialists can be hired as permanent or part-time employees or as consultants.

Legal Matters.
--------------

On August 27, 2004, we commenced an action against Timothy Rock, Andrew Goodell, Water & Gold, Inc. and Jeffrey Kohutka in the Third Judicial District Court, State of Utah, County of Salt Lake, Case No. 040918223. We asserted claims against these individuals for violations of Utah's Uniform Securities Act, Utah Code Ann. Section 61-1-1 et seq.; Fraudulent Inducement and Conspiracy to Defraud; Misappropriation and conversion; and Breach of Contract. We also sought and obtained a Preliminary and Permanent Injunction against the defendants enjoining them from selling, transferring or otherwise encumbering any of the shares these individuals had obtained from us pending the outcome of the case. We do not expect this case to have a material impact on our Company.

                              Risk Factors

An investment in the securities offered hereby involves a high degree of risk, and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments. Prospective investors should carefully consider the following risk factors, which are not all inclusive, along with all types of risk factors that generally relate to undercapitalized companies and companies that have no revenues and that depend upon equity or debt financing to continue operations:

FORWARD LOOKING STATEMENTS.

ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY US TO BE COVERED BY AND TO QUALIFY FOR THE SAFE HARBOR PROTECTION PROVIDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "1995 ACT"). INVESTORS AND PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SEVERAL FACTORS GOVERN WHETHER ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN WILL BE OR CAN BE ACHIEVED. ANY ONE OF THOSE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN.

THESE FORWARD-LOOKING STATEMENTS INCLUDE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES RELATING TO OUR PRODUCTS AND OUR FUTURE ECONOMIC PERFORMANCE. ASSUMPTIONS RELATING TO THE FOREGOING INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS, FUTURE BUSINESS DECISIONS AND THE TIME AND MONEY REQUIRED TO SUCCESSFULLY COMPLETE DEVELOPMENT PROJECTS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND OUR CONTROL. ALTHOUGH WE BELIEVE THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE RESULTS CONTEMPLATED IN ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL BE REALIZED. BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS, THE IMPACT OF WHICH MAY CAUSE US TO ALTER OUR MARKETING, CAPITAL EXPENDITURE PLANS OR OTHER BUDGETS, WHICH MAY IN TURN AFFECT OUR RESULTS OF OPERATIONS IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF ANY SUCH STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY US OR ANY OTHER PERSON THAT OUR OBJECTIVES OR PLANS WILL BE ACHIEVED.

We have A History Of Losses And Expect To Incur Losses In The Future, And We May Never Achieve Profitability.

We have never had profitable operations, and substantial investment and expense will be required to be incurred before we can achieve profitability. Additionally, the success of any potential operations will require us to: (1) find a manufacturing partner for the thin-film battery and the technology covered by our ORNL License Agreement (as defined under the caption "Business" herein); (2) commence small production runs of the thin-film battery; (3) get test quantities of batteries into the hands of potential customers from our facilities in Oakridge, Tennessee, that has been established with prototype production capabilities only; and (4) find new applications and markets for the thin-film battery and the related technology, all of which will require substantial additional funding.

Possible Necessity For Additional Financing.

We believe our current capital will be sufficient to attain our financing goals for the next 12 months; however, we can also give no assurance that additional capital will not be needed in the near future. Further, no assurance can be given as to how much additional working capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to us, or that such financing would not result in a substantial dilution of our shareholders' interests.

Participation Is Subject To Risks Of Investing In Small Capitalization
Companies.

We believe that certain small capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock markets have experienced a high degree of price and volume volatility for the securities of small capitalization companies. In particular, small capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations, not necessarily related to the operating performance of such companies.

If We Do Not Respond Effectively To Technological Change, Our Products And Services Could Become Obsolete.

The development of our products and services and other technology entails significant technical and business risks. High technology industries are characterized by: (1) rapid technological change; (2) changes in user and customer requirements and preferences; (3) frequent new product and services introductions embodying new technologies; and (4) the emergence of new industry standards and practices.

Future advances in technology may not be beneficial to, or compatible with, our intended business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way. In order to stay technologically competitive, we may have to spend large amounts of money and time. If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

We Could Incur Significant Expenses If Our Technologies And Products Contain Defects.

We could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. Even though our product agreements with users will contain language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages. These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

Competition.

The lithium battery technology marketplace is intensely competitive and subject to rapid technological change. Our competitors include other lithium battery manufacturers. These competitors are both national and regional. We anticipate that we will face additional competition from new entrants that provide significant performance, price, creative or other advantages over those offered by us. Most all of these competitors have greater name recognition and resources than we have.

Additionally, potential competitors with established market share and greater financial resources may introduce competing products. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our results of operations.

Our ORNL License Option Is Not Exclusive.

Presently, there are five (5) other U.S. companies that have licenses for manufacturing thin-film batteries using the Department of Energy's technology:
Infinite Power Solutions, Inc. (Littleton, CO); Front Edge Technology, Inc. (Baldwin Park, CA); Cymbet Corporation (Minneapolis, MN); Teledyne Electronic Technologies (Newport Beach, CA); and Excellatron (Atlanta, GA). The worldwide market for thin-film batteries may become quite large, and we view these other licensees as allies in promoting the value of thin-film batteries in the early years, whereas all licensees may become more competitive in later years. The other licensees began their businesses in 1998 or later. Some are better capitalized than we are, and some have greater manufacturing capacity at this point. Some are focused on solely developing batteries, while others are diversified.

Any U. S. or foreign company that meets the ORNL business standard can license the technology that we have licensed. Presently, four (4) other active licenses are at various stages of development, and consequently, all may be well ahead of us in setting up a prototype facility. None of the other present licensees are publicly-held, and are also small companies; however, there are numerous other large and successful companies with substantial finances, reserves, key management and technical personnel who are fully capable of engaging in similar endeavors as those intended to be undertaken by us, and we will be at a substantial competitive disadvantage in competing with any such companies, especially in the areas of financing and available facilities.

There Are Numerous Potential Foreign Competitors.

A number of foreign universities and foreign countries, including Korea, Taiwan and Japan, are engaged in the development of thin-film battery technology that may be better than the technology covered by the ORNL License Agreement. This possibility could make the technology covered by our ORNL License Agreement obsolete or devoid of commercial value.

We Cannot Manufacture The Thin-Film Battery Covered By The ORNL License
Agreement.

We do not have, and it is not anticipated that we will have the resources to manufacture the thin-film batteries that are covered by our licensed technology. Our inability to obtain a manufacturing partner to assist us in the manufacturing of this technology would no doubt keep us from being able to commercialize this technology on an economic basis. Regardless, manufacturing cost might be too high to penetrate some of the targeted high-volume markets for this technology that include, as far as our ORNL License Agreement, the following: all product fields of use, except: (1) cordless power tools; (2) main battery power for cellular telephones, laptop computers and camcorders;
(3) toys; and (4) electric vehicles. We do not believe that these excepted markets are practical for this technology, but we believe that we could obtain the option to license one or more of these additional markets if we desired.

Reliance Upon Key Personnel And Necessity Of Additional Personnel.

We are largely dependent upon the personal efforts and abilities of existing management. Our success will also be largely dependent upon our ability to continue to attract quality management and employees to help us operate as our operations may grow.

Control By Existing Management.

Currently, our officers and directors as a group directly own or control in excess of 50% of our total outstanding voting securities, and as a result, our officers and directors as a group could exercise substantial control over all matters requiring stockholder approval, including the election of all directors, who in turn elect all officers, and the approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders.

We Do Not Plan To Pay Dividends In The Foreseeable Future, And, As A Result, Stockholders Will Need To Sell Shares To Realize a Return on Their Investment.

We have not declared or paid any cash dividends on our capital stock since inception, except by way of a pro rata forward split of our outstanding securities. We intend to retain any future earnings to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any, and no assurance can be given that they will be able to do so.

Because Our Common Stock Is A "Penny Stock", You May have Greater Difficulty Selling Your Shares.

Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (1) with a price of less than five dollars per share; (2) that are not traded on a "recognized" national exchange; (3) whose prices are not quoted on the NASDAQ automated quotation system; or (4) in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three
(3) years, or $5,000,000, if in continuous operation for less than three (3) years, or with average revenues of less than $6,000,000 for the last three (3) years. We do not come within any of these exceptions.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks, and to obtain a manually signed and dated written receipt of the document before making any transactions in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our Units.

Rule 15g-9 of the SEC requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:
(1) get information about the investor's financial situation; (2) investment experience and investment goals; (3) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions; (4) provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and (5) receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

Further, the public market for our common stock is very limited. As with the market for many other companies in new and emerging industries, any market price for our shares is likely to be very volatile. In addition, the other risk factors outlined herein may significantly affect our stock price. This limited and volatile market may make it more difficult for stockholders to resell shares when they want at prices they find attractive. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying companies. These broad market factors may reduce our stock price, regardless of our operating performance.

Compliance with these requirements may make it harder for subscribers and Other stockholders to resell their securities of our Company.

                             Use of Proceeds

We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

                           Selling Stockholders

     The following table provides the pertinent information about the selling stockholders:

          * the number of shares of our common stock that each selling stockholder beneficially owned as of the business day immediately prior to the filing of our initial Registration Statement;

          *     the number of shares covered by this Reoffer Prospectus; and

          * the number of shares to be retained after this offering, if any.

                                               Common Stock (1)
                                               ----------------

                    Number of Shares    Number of Shares   Number of Shares
Name of Selling     Owned Prior to      Registered in      Beneficially Owned
Stockholder         the Offering        the Offering       after the Offering
-----------         ------------        ------------       ------------------
Mark                19,550,936          4,400,000          15,150,936
Meriwether

Leonard W.           3,498,583            500,000           2,998,583
Burningham, Esq,

Paul T. Moxley, Esq.   400,000            400,000                   0

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELLS ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY EACH OF THE SELLING STOCKHOLDERS AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH THEY PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Under the Exchange Act, any person engaged in a distribution of the shares offered by this Reoffer Prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders, including, but not limited to Regulations M and SHO of the SEC.

                           Plan of Distribution

The selling stockholders may sell the 5,300,000 shares common stock for value from time to time under this Reoffer Prospectus in one or more transactions on the OTC Bulletin Board, in private negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Each selling stockholder may (but are not required to do so) effect such transactions by selling the shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholders and/or the purchasers of the shares for whom such broker/dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholders and any broker/dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be borne by such selling stockholders. In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common stock, including the shares, owned by each of them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus. There is no assurance that the selling stockholders will sell all or any portion of the shares offered. We will pay all expenses in connection with this offering, and we will not receive any proceeds from sales of any shares by the selling stockholders.

                               Experts

Our financial statements as of December 31, 2004, filed in our Form 10-KSB/A-2 for the year ended December 31, 2004, on or about October 25, 2005, are incorporated by reference into this Reoffer Prospectus in reliance on the report of Madsen & Associates, CPA's, Inc., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing. Our financial statements as of December 31, 2004, filed in our Form 10-KSB for the year ended December 31, 2004, filed on or about April 15, 2005, are incorporated by reference into this Reoffer Prospectus in reliance on the report of Madsen & Associates, CPA's, Inc., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing. The financial statements as of December 31, 2003, which comprise part of the financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 2002, filed on or about April 14, 2004, are also incorporated by reference in this Reoffer Prospectus in reliance on the report of Sellers and Andersen, L.L.C., independent accountants, a predecessor of Madsen & Associates, CPA's, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) Our 10-QSB Quarterly Report for the quarter ended September 30, 2005, filed with the Commission on November 21, 2005; our 10-QSB Quarterly Report for the quarter ended June 30, 2005, filed with the Commission on August 15, 2005; our 10-QSB Quarterly Report for the quarter ended March 31, 2005, filed with the Commission on May 18, 2005; our 10-KSB/A2 Annual Report for the calendar year ended December 31, 2004, filed with the Commission on October 25, 2005; our 10-KS/A1 Annual Report for the calendar year ended December 31, 2004, filed with the Commission on May 12, 2005; and our 10-KSB Annual Report for the calendar year ended December 31, 2004, filed with the Commission on April 15, 2005.

          (b) All of our other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past 12 months.

          (c) We are authorized to issue one class of securities, being comprised of 100,000,000 shares of $0.001 par value common voting stock.

          The holders of our $0.001 par value common stock of have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          (c) See Item 3(c) above.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Branden T. Burningham, Esq., who has prepared this Registration Statement and an opinion regarding the authorization, issuance and fully-paid and non-assessable status of our securities covered by this Registration Statement, does not own any shares of our common stock and is not deemed to be an affiliate of ours or a person associated with an affiliate of ours. Mr. Burningham is the son of Leonard W. Burningham, Esq., who is one of the Plan participants, and the younger Mr. Burningham may receive some of the elder Mr. Burningham's shares as a gift or for services rendered to the Company.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

          Section 7-109-102 of the Colorado Corporations and Associations Act, (the "Colorado Code") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

         Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith

                              Page 15
belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

         Article VIII of our Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of our Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to our Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over our Company.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

          None.

Item 8.  Exhibits.
------------------

  5.1     Opinion regarding Legality*

  5.2     S-8 Memorandum for Participants*

 23.1     Consent of Branden T. Burningham, Esq.*

 23.2     Consent of Madsen & Associates, CPA's Inc.,
          Certified Public Accountants

 99.1     Amended & Restated Employment Agreement of Mark Meriwether*

 99.2     Engagement Letter of Leonard W. Burningham, Esq.*

 99.3     Engagement Letter of Paul T. Moxley, Esq.*

               * Previously filed and incorporated herein by reference.

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) Include any additional or changed material information with respect to the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               (4) For determining any liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i) Any preliminary prospectus or prospectus of the
                        undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                   (ii) Any free writing prospectus relating to the offering
                        prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) The portion of any other free writing prospectus
                        relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                   (iv) Any other communication that is an offer in the
                        offering made by the undersigned small business issuer to the purchaser.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                             REGISTRANT:

Date: 3/30/06                              By  /s/ Mark Meriwether
      --------                                --------------------------
                                              Mark Meriwether
                                              President and Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 3/30/06                                 /s/ Mark Meriwether
      --------                               --------------------------
                                             Mark Meriwether
                                             CEO, President, S/T and
                                             Director


Date: 3/30/06                                 /s/ John B. Bates, Ph.D.
      --------                               --------------------------
                                             John B. Bates, Ph.D.
                                             Director

           Securities and Exchange Commission File No. 000-50032

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 EXHIBITS
                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                       OAK RIDGE MICRO-ENERGY, INC.

                               EXHIBIT INDEX


Exhibit
Number
-------

  5.1     Opinion regarding Legality*

  5.2     S-8 Memorandum for Participants*

 23.1     Consent of Branden T. Burningham, Esq.*

 23.2     Consent of Madsen & Associates CPA's, Inc.
          Certified Public Accountants

 99.1     Amended & Restated Employment Agreement of Mark Meriwether*

 99.2     Engagement Letter of Leonard W. Burningham, Esq.*

 99.3     Engagement Letter of Paul T. Moxley, Esq.*